UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            August 9, 2007

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21488 (Commission File Number)	77-0083129 (IRS Employer Identification No.)

2975 Stender Way, Santa Clara, California (Address of Principal Executive Offices)		95054 (Zip Code)

Registrant’s telephone number, including area code   (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.                                       Appointment of David Eichler as Chief Financial Officer and Vice President of Finance and Administration

On August 15, 2007, Catalyst Semiconductor, Inc. (“Catalyst”) issued a press release announcing the appointment of David Eichler, age 58, as Catalyst’s new Chief Financial Officer and Vice President of Finance and Administration.  Mr. Eichler will also serve as Catalyst’s Corporate Secretary.  Catalyst extended an offer to Mr. Eichler on August 7, 2007 to join Catalyst starting on August 13, 2007 (the “Start Date”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining Catalyst, Mr. Eichler served as Senior Vice President and Chief Financial Officer for Phoenix Technologies Ltd., a firmware company for personal computers and other computing devices, from April 2006 through December 2006.  From October 2005 to March 2006, Mr. Eichler was Vice President and Chief Financial Officer at Intellisync Corporation, a wireless messaging and mobile software company, which was acquired by Nokia Corporation in February 2006.  From September 2004 to October 2005, Mr. Eichler was Vice President of Finance and Chief Financial Officer of SiNett Corporation, an integrated chip and software company in the wireless network market. From October 2002 to September 2004, Mr. Eichler was Vice President of Finance and Chief Financial Officer of Tripath Technology, Inc., a fabless semiconductor company.  Mr. Eichler is a certified public accountant and received his BS degree in Accounting from Northeastern University and MBA degree from the University of California, Los Angeles.

In connection with this appointment, Catalyst entered into a letter agreement (the “Agreement”) with Mr. Eichler on August 7, 2007, which sets forth terms and provisions governing Mr. Eichler’s employment as Chief Financial Officer and Vice President of Finance and Administration of Catalyst.

Salary. The Agreement sets Mr. Eichler’s annual salary at $230,000, effective as of the Start Date.

Annual Bonus.  Mr. Eichler will participate in the same executive incentive plan as other Catalyst executives, which is described below.

Equity.  After the Start Date and upon approval by the compensation committee of the board of directors of Catalyst (the “Compensation Committee”), Catalyst will grant Mr. Eichler an option to purchase 160,000 shares of Catalyst common stock, with an exercise price determined by the closing market price of Catalyst common stock as reported on the Nasdaq Global Market on the day the option is granted. The shares subject to such option will commence vesting on the Start Date and and will vest over four (4) years with 25% of the shares subject to such option vesting one (1) year after the Start Date and 1/48th of the shares subject to the option vesting monthly thereafter, subject to Mr. Eichler’s continued employment with Catalyst through each such date.

Employee Benefits.  Mr. Eichler is eligible to participate in employee benefit programs generally offered to employees and executives of Catalyst, including health benefits.

Severance.  Mr. Eichler will be eligible to enter into a customary severance agreement for Catalyst Vice Presidents upon completion of six months of full-time employment.  In the event that Mr. Eichler is terminated upon a change of control of Catalyst, he will be entitled to six months salary as severance effective as of the Start Date in accordance with terms of Catalyst’s customary severance agreement.

The Agreement is attached as Exhibit 10.92 to this Current Report on Form 8-K and is incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of the Agreement.

2.             Fiscal 2008 Bonus Plan

On August 9, 2007, the Compensation Committee of Catalyst, adopted the Fiscal 2008 Bonus Plan (the “Plan”) that provides for the payment of quarterly cash bonuses to participating employees.  The Plan is designed to provide compensation incentives for participating employees, including executive officers, based on individual and company performance.

The Plan provides for three separate bonus pools: a discretionary pool, a profit sharing pool that provides for payments to non-executive employees and an executive pool that provides for payments to executive officers.  The discretionary pool provides for aggregate payments of up to $100,000 per fiscal quarter plus a variable amount that is based upon Catalyst’s return on equity (“ROE”) for that quarter.  Bonuses from the discretionary pool may be paid to non-executive employees quarterly at the discretion of the chief executive officer.  The profit sharing pool provides for maximum annual payments of up to 10% of each non-executive employee’s annual base salary as determined based upon ROE.  Bonuses from the profit sharing pool are paid to non-executive employees at a rate of $500 per employee at the end of each of the first three fiscal quarters of fiscal 2008, with the remainder (up to a 10% maximum) that would be paid at the end of the fiscal year.

The executive pool provides for quarterly payments to executive officers based upon ROE and individual performance.  As identified in the table below, the aggregate bonus payments to each executive officer for all four fiscal quarters are based upon a targeted percentage of the executive officer’s annual base salary.  The actual bonus payments, if any, are calculated based upon a formula that weights scores for ROE and the executive officer’s achievement of individual performance goals determined by the Compensation Committee.  The individual performance goals vary by executive and are based on specified management initiatives and/or execution against Catalyst’s strategic plan.  Underachievement or overachievement of targeted ROE and individual performance goals can result in lower or higher scores for those milestones, and, as a result, lower or higher bonus payments than the targeted percentage of base salary.  In addition, the maximum quarterly payment varies by fiscal quarter based upon the following percentages of the total targeted annual payment: 12% for the fiscal first quarter, 15% for the fiscal second quarter, 23% for the fiscal third quarter and 50% for the fiscal fourth quarter.  The Plan also limits the aggregate quarterly bonuses that may be paid to each executive officer at a maximum percentage of the executive officer’s annual base salary.

Following each fiscal quarter, the Compensation Committee reviews the ROE and the individual performance goals, determines the scores applicable to each executive officer, reviews and confirms the bonus payments, if any, for each executive officer, and may adjust the individual performance goals of one or more executive officers.

Name and Title:	Targeted Aggregate Bonus as % of Annual Base Salary:	Maximum Aggregate Bonus as % of Annual Base Salary:
Gelu Voicu, chief executive officer	65% (2008 annual base salary = $375,000)	130%
David Eichler, chief financial officer and vice president of finance and administration	50% (2008 annual base salary = $230,000)	100%
Scott Brown, vice president of marketing	50% (2008 annual base salary = $180,000)	100%
Irvin W. Kovalik, vice president of strategic accounts	50% (2008 annual base salary = $120,000*)	100%
George Smarandoiu, vice president of product design	50% (2008 annual base salary = $200,000)	100%
Sorin Georgescu, vice president of technology development	50% (2008 annual base salary = $200,000)	100%

*  Mr. Kovalik’s base salary is subject to upward adjustment based on commissions he may earn during the fiscal year.

3.             Salary Increases for Executive Officers

On August 9, 2007, the Compensation Committee also approved increases in the annual base salaries of the following named executive officers of Catalyst (as set forth in Catalyst’s 2006 proxy statement).

Name of Officer	Previous Annual Base Salary	New Annual Base Salary	Effective Date
Voicu, Gelu	$350,000	$375,000	August 1, 2007
Georgescu, Sorin	$187,000	$200,000	August 1, 2007
Smarandoiu, George	$187,000	$200,000	August 1, 2007
Brown, Scott	$168,000	$180,000	August 1, 2007

Item 9.01  Financial Statements and Exhibits.

Exhibit	Description

10.91	Fiscal 2008 Bonus Plan

10.92	Offer Letter with David Eichler dated August 7, 2007

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 15, 2007

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

10.91	Fiscal 2008 Bonus Plan

10.92	Offer Letter with David Eichler dated August 7, 2007

99.1	Press Release